UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

WHITE MOUNTAIN TITANIUM CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Augusto Leguia 100
Oficina 1401
Las Condes, Santiago Chile

June 13, 2016

To our stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting” ) of White Mountain Titanium Corporation on Friday, July 8, 2016 at 7:00 a.m. MDT. The Annual Meeting will be held at 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095.

The items to be considered and voted on at the Annual Meeting are described in the Notice and the Proxy Statement accompanying this letter. Please carefully read these materials and our Annual Report on Form 10-K, as amended, for the year ended December 31, 2015 (the “Annual Report” ) which is enclosed with the Proxy Statement. On or about June 17, 2016, we will mail the Notice, the Proxy Statement, and the Annual Report.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON you must either call or email Jamie Lloyd at (801) 446-8802 or jamie@vancelaw.us on or before July 5, 2016 and ask to have your name placed on the attendance list. Only those whose names appear on the attendance list will be allowed to enter and attend the Annual Meeting. Please note that you will need to present picture identification to gain entrance to the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, your vote is very important and we encourage you to vote promptly. You may vote your shares by following the instructions on the proxy card. If you do attend the Annual Meeting, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares.

We look forward to having you attend the Annual Meeting.

Sincerely,

/s/ Andrew Sloop
Andrew Sloop
Chairman of the Board of Directors

Augusto Leguia 100
Oficina 1401
Las Condes, Santiago Chile

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 8, 2016

The 2016 Annual Meeting of Stockholders (the “Annual Meeting” ) of White Mountain Titanium Corporation will be held on Friday, July 8, 2016, at 7:00 a.m. MDT, at 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.           To elect five (5) Directors (one (1) Director to be elected by the holder of the Series A preferred shares and four to be elected by the holders of the common shares) to serve until the 2017 Annual Meeting of stockholders, or until their respective successors shall have been duly elected and qualified;

2.            To ratify the appointment of Smythe LLP to serve as the Company’s independent registered public accounting firm for fiscal 2016;

3.            To approve, on an advisory basis, the Company’s named executive officer compensation;

4.            To hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years; and

5.            To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Holders of record of our common and Series A preferred stock at the close of business on June 3, 2016, are entitled to notice of, and to vote at, the Annual Meeting. Stockholders of record may vote their shares by following the instructions on the proxy card. If your shares are held in the name of a bank, brokerage firm, fiduciary or custodian as record holder of your shares, follow the voting instructions on the form you receive from your record holder. The method of submitting a voting proxy through any such record holder will depend on their voting procedures.

IT IS IMPORTANT THAT YOUR SHARES BE VOTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU RECEIVED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE ANNUAL MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION, AS DESCRIBED IN THE ACCOMPANYING PROXY MATERIALS.

June 13, 2016	By Order of the Board of Directors,
/s/ Andrew Sloop
Andrew Sloop
Chairman of the Board of Directors

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL
FOR THE ANNUAL MEETING TO BE HELD ON JULY 8, 2016
The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available on the internet at:
http://www.hivedms.com/whmt/

Augusto Leguia 100
Oficina 1401
Las Condes, Santiago Chile

PROXY STATEMENT

Introduction

This Proxy Statement contains information related to the solicitation of proxies by and on behalf of our Board of Directors (our “Board” ) of White Mountain Titanium Corporation, a Nevada corporation (the “Company” , “WMTM” , “we” , “us” , or “our” ), for use in connection with our 2016 Annual Meeting of Stockholders (the “Annual Meeting” ) to be held on Friday, July 8, 2016, beginning at 7:00 a.m. MDT at 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095, and at any and all adjournments or postponements thereof. At our Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.           To elect five (5) Directors (one (1) Director to be elected by the holder of the Series A preferred shares and four to be elected by the holders of the common shares) to serve until the 2017 Annual Meeting of stockholders, or until their respective successors shall have been duly elected and qualified;

2.            To ratify the appointment of Smythe LLP to serve as the Company’s independent registered public accounting firm for fiscal 2016;

3.            To approve, on an advisory basis, the Company’s named executive officer compensation;

4.            To hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years; and

5.            To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about June 17, 2016.

We abide by a procedure approved by the U.S. Securities and Exchange Commission (the “SEC” ) called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the proxy materials or Notice. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice at the same address by either calling or emailing Jamie Lloyd at (801) 446-8802 or jamie@vancelaw.us.

How to Read this Proxy Statement

This Proxy Statement contains the proposals to be considered by stockholders at our Annual Meeting, as well as important information concerning, among other things: our management and our Board; executive compensation; transactions between us and our officers, directors, and affiliates; the stock ownership of management and other large stockholders; the services provided to us by and fees of our independent registered public accounting firm; and instructions for stockholders who want to make proposals at the 2017 Annual Meeting of Stockholders. Each stockholder should read this information before completing and returning the enclosed proxy card.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Only holders of record of our common stock and our Series A preferred stock at the close of business on June 3, 2016 (the “Record Date” ) are entitled to notice of our Annual Meeting and to vote at our Annual Meeting. As of the Record Date, we had 96,114,442 shares of common stock and 100 shares of Series A preferred stock issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary, at or before the taking of the vote at our Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending our Annual Meeting and voting in person.

Voting and Solicitation

Each share of our common stock is entitled to one vote on all matters presented at our Annual Meeting. Each share of our Series A preferred stock is entitled to one vote on all matters presented at the Annual Meeting and will vote together with the common shares on all matters, including the election of directors (the “Common Stock Directors” ), except that the holders of the Series A preferred stock have the right as a class to elect one director at the Annual Meeting (the “Series A Director” ). The holder of the Series A preferred stock has notified us of its intent to elect Andrew Sloop as the Series A Director. Stockholders do not have the right to cumulate their votes in the election of directors.

Shares of common stock and Series A preferred stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed unrevoked proxies (i) will not be voted for the purposes of the election of directors but will be counted for purposes of establishing a quorum; (ii) FOR the ratification of the selection of Smythe LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2016; (iii) FOR the approval, on an advisory basis, of the Company’s named executive officer compensation; and (iv) FOR the approval, on an advisory basis, of a vote on the Company’s named executive officer compensation every three years. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed proxy card will vote such proxy in accordance with the recommendation of our Board.

This Proxy Statement is being sent to each holder of the issued and outstanding shares of our common stock and Series A preferred stock, each $0.001 par value per share, entitled to vote at the Annual Meeting in order to furnish information relating to the business to be transacted at the Annual Meeting. The enclosed form of proxy is solicited by our Board and the proxies named therein have been designated by our Board. Shares represented by the proxy will be voted at the Annual Meeting and, where a choice has been specified, such shares will be voted in accordance with such specification. The cost of preparing, assembling and mailing will be paid by us. In addition to our solicitation of proxies by this Proxy Statement, officers, directors, or other employees of the Company, as yet undesignated, and without additional remuneration, may solicit proxies personally or by other appropriate means, if deemed advisable.

Please vote by following the instructions on the proxy card or please sign, date, and return the proxy card as soon as possible. It is hoped that you will attend the Annual Meeting.

Any stockholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by giving written notice to the Secretary of WMTM, by voting in person at the Annual Meeting, or by execution of a subsequent proxy provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

Quorum; Abstentions; Broker Non-Votes; Required Vote

The required quorum for the transaction of business at our Annual Meeting is the holders of at least one-third (1/3) of the stock issued and outstanding on the Record Date and entitled to vote at our Annual Meeting, present in person or by proxy.

Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at our Annual Meeting with respect to such matter.

Proposal No. 1 (election of directors) - Pursuant to our Amended and Restated Bylaws (our “Bylaws” ), our directors shall be elected by a plurality of the votes cast in the election of directors. Shares as to which a stockholder withholds voting authority in the election of directors and broker non-votes, which are described below, will be counted as present in determining whether the quorum requirement is satisfied but will not be counted as votes cast and, therefore, will not affect the outcome of Proposal No. 1 (election of directors).

Proposal No. 2 (ratification of Smythe LLP) - Although we are not required by Nevada law, our Articles of Incorporation, as amended and restated (our “Articles” ) or our Bylaws to submit the appointment of Smythe LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016, to a vote of stockholders for ratification, our Board is doing so as a matter of good corporate practice. Pursuant to Nevada law and our Bylaws, the ratification of Smythe LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016, will be approved if the number of votes cast in favor of the item by the stockholders entitled to vote exceeds the number of votes cast in opposition to the item. If the ratification of Smythe LLP is not obtained, our Board of Directors will reconsider the matter. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but not for purposes of determining the number of votes cast on Proposal No. 2. Broker non-votes are shares held in street name for which a broker returns a proxy card but indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.

Proposals Nos. 3 and 4 (approval, on advisory basis, of executive compensation to named executive officers and frequency of advisory vote) will be approved if the number of votes cast in favor of the item by the stockholders entitled to vote exceeds the number of votes cast in opposition to the item. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but not for purposes of determining the number of votes cast on Proposal Nos. 3 and 4. Broker non-votes are shares held in street name for which a broker returns a proxy card but indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.

If your shares of common stock are held in street name by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to have your shares of common stock voted. If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, then your shares will be voted as you direct. If you do not give instructions, then for Proposal No. 2 (ratification of Smythe LLP) the broker may vote your shares in its discretion, but for the Proposal No. 1 (election of directors) the broker may not be entitled to vote your shares at all.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name and ages of, and position or positions held by, our executive officers and directors, the employment background of these persons, and any directorships held by the current directors during the last five years in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. The Board believes that all the directors named below are highly qualified and have the skills and experience required for effective service on the Board. The directors’ individual biographies below contain information about their experience, qualifications and skills that led the Board to nominate or appoint them. Out of the current directors, Messrs. Sloop, Kurtanjek, Stulp, May, and Ye have been nominated by the Board to stand for election as directors for the Annual Meeting and the holder of the Series A Preferred shares has informed us that it intends to elect Mr. Sloop as the Series A Director.

Name	Age	Positions	Director Since	Employment Background
Kin Wong	47	Director	2013

Mr. Wong served as our Chairman from December 30, 2013, until 2016, and as our Chief Executive Officer from July 2, 2014, until 2016. Mr. Wong has over 20 years of successful operation, business development and restructuring, and investment experience. He founded and since 2009 has been the Chairman and CEO of both Zhejiang Jingyue Oriental Hotel Management Co. and Zhejiang ShiliQianXi Tourism Development Co., a leading tourism and commercial property development firm in Zhejiang Province. From 2006 to 2009, he was the founder and Chairman of Dongguan Xingyu Property Development Co. and Hong Kong Yuxin Properties, during which tenure he successfully developed a luxury commercial and residential hybrid property. Prior to that, he worked for the hotel and property development arm of China Travel Service Holding Hong Kong Limited for over 10 years with progressive managerial responsibilities to eventually become the CEO of a major subsidiary -- Guangzhou Yishun Property Development Co. in 2003, overseeing several billions of Chinese Yuan worth of hotel, office, shopping mall and high end residential property development, restructuring, and investment. Mr. Wong obtained his MBA from Jinan University in 1995.

Michael P. Kurtanjek	64	Director, Chief Executive Officer	2004

Mr. Kurtanjek currently serves as our Chief Executive Officer. Mr. Kurtanjek holds a Ph.D. in Metallurgy from the University of Birmingham, U. K. In 1978 he joined British Steel, and worked on a variety of metallurgical projects in Europe, the Middle East and Asia through 1988. From 1988 to 1995, he worked in investment banking with James Capel& Co. and Credit Lyonnais Securities. From 1995 to 2004, he was a director of Grosvenor Corporate Capital Ltd., a private business consulting firm.

Andrew Sloop	37	Nonexecutive Chairman of the Board	2016

Mr. Sloop has served as our Chairman since April 2016. Andrew is a seasoned business executive with experience in international business and investing. From 2013 to the present, Mr. Sloop has acted as a Managing Partner of NEXO Capital Partners. As Managing Partner of NEXO Capital Partners, Mr. Sloop oversees the execution of NEXO’s strategy of connecting entrepreneurs and investors through global business development initiatives. Mr. Sloop is proficient at identifying and evaluating potential opportunities, developing business models and strategic relationships, and forming and leading strong management teams. Mr. Sloop has lead multiple cross- border projects and transactions as a business owner, investor, and consultant, through which, he has developed a solid reputation and important business connections in North and South America. As managing partner at NEXO, Mr. Sloop leverages this network to identify, analyze, and develop business opportunities. Mr. Sloop received an MBA, Massachusetts Institute of Technology in 2014, a JD from the University of North Carolina at Chapel Hill School of Law in 2007, and a BA in Foreign Languages (Spanish) from George Mason University in 2002.

Kevin D. Stulp	60	Director	2016

Since November 2010 Mr. Stulp has served as Vice- President of Manufacturing for Zona Health Inc., a privately held US based manufacturer and international distributor of medical devices to lower blood pressure. Mr. Stulp received his Bachelor of Science degree in Engineering in 1978 from Calvin College, as well as a Mechanical Engineering degree and Masters of Business Administration in 1980 from the University of Michigan. Mr. Stulp has been a director of multiple resource based companies, both Canadian and US based, from development proprieties to active mining operations. Mr. Stulp served for approximately six weeks as interim CEO at U.S. Silver Corporation in late 2008. During his short tenure, Mr. Stulp was able to reduce cash expenditures by approximately $1,000,000 per month. In a corporate setting he served in several capacities including Director of Manufacturing for Compaq Computer Corporation from 1983 to July 1995 as it grew from a startup in late 1982 to 55,000 employees. He was responsible for 2,000 employees in five factories, manufacturing $5 billion annually in sales with a $70 million annual operating budget. While at Compaq he was responsible for building the first surface mount computer manufacturing facility in the world from empty building to fully operating in less than a year, selecting and installing $70 million of capital equipment and training and employing 700 employees. Mr. Stulp also serves on a nonprofit board and serves on audit committees for other nonprofit entities with annual operating budgets of at least $20 million.

John J. May	67	Director	2008

Mr. May has been the managing partner of City and Westminster Corporate Finance LLP, a financial consulting firm, registered under the UK FCA since April 2008. He has also been the senior partner of John J. May Chartered Accountants since July 1994. He retired as a senior partner, of 17 years standing, from Crowe Clark Whitehill, an International Accountancy firm, in June 1994. Mr. May is the Chairman of; Red Leopard Holdings PLC, a mining company and of Hayward Tyler Group Plc, an engineering company and a director of Pires Investments Plc, which are all listed on the AIM in the UK. He is Chairman of the Genesis Initiative Limited, a lobbying group for small and medium sized businesses to the UK Government. An elected Councillor for the Borough of Surrey Heath from 2003 to 2011 and Mayor in 2010/11, he is also a Freeman of the City of London.

Yee Y (Sue) Pei	53	Director	2013

Ms. Pei has spent over 20 years in investment projects in China, across different industries including infrastructure, terminal, hotel, estate, agricultural, pharmaceutical, and mobile internet. In 1992 she joined Hutchison Whampoa China which was involved in investing, building and operating hotel, agricultural, pharmaceutical, mobile devices, and application projects in China. Ms. Pei was one of the leading team members who initiated the project feasibility study, went through the contract negotiation, and established the joint venture for Hutchison Beijing Tongrentang, Hutchison Shenyang Times Hotel, and Hutchison Heilongjiang Agricultural joint venture companies. In 1998 Ms. Pei was appointed and served through June 2010 as General Manager and board director for the joint venture companies in China and gained extensive China experience through the daily operation. From June 2010 through June 2013, she served as Executive Director of Beijing WHSD, which was engaged in the mobile internet business including the company’s strategic plan, budgeting, financial control, etc. From September 1990 until June 1992 Ms. Pei was enrolled in Management Studies at the University of Oxford. In 1986 she received a Bachelor of Arts degree in English Literature at Yanjing University and in 2008 she received a PhD in Agricultural Economic Management at Northeast Agricultural University in China.

Weigang Greg Ye	46	Director	2013

Mr. Ye has more than 15 years of experience in private equity, entrepreneurship, executive management and consulting. In 2010 he was one of the founding partners of Delta Capital, a domestic private equity firm in China specializing in early growth equity investments in China, focusing on sectors such as clean technology, high-margin manufacturing, and consumer and information technology, where he has served in Executive Management. From 2006 until 2010 Mr. Ye was a managing partner of Shanghai NewMargin Ventures, a private equity management company in China managing over 10 RMB and USD private-equity funds since its inception in 1999, with total assets under management exceeding RMB 10 billion. During his tenure in NewMargin, Mr. Ye led the investment activities in the clean technology, high-margin manufacturing and IT sectors. Prior to his work at NewMargin, Mr. Ye worked for Cadence Design Systems Inc., a global software company, as Group Director of Corporate Strategy and Business Development, and was with PricewaterhouseCoopers, responsible for financial audit and capital market consulting projects. He has served on the Board of Directors for Dago New Energy from 2009 until 2011 and for Sunking Group since 2008. Mr. Ye graduated in 1993 from Northeast Missouri State University with a Master of Accountancy Degree and obtained his MBA degree from Harvard University in 2001. Mr. Ye is a U.S. CPA in inactive practice status.

Eric Gan	53	Chief Financial Officer	--

Mr. Gan has served as our Chief Financial Officer since July 2014. From November 2011 to the present, Mr. Gan has worked as a Senior Financial Consultant for The Goetzman Group Inc., a company that provides financial staffing services to Fortune 500 companies. As part of his employment, Mr. Gan is responsible for reviewing financial schedules, account variance analysis and reconciliations, accounting process reengineering, and Sarbanes-Oxley compliance. During to his employment with the Goetzman Group Inc., Mr. Gan served as Chief Financial Officer for China SLP Filtration Technology, Inc., a U.S. public company located in China. As Chief Financial Officer, Mr. Gan’s responsibilities included working with auditor and securities counsel on SEC filings and preparing financial statements in accordance with U.S. GAAP for inclusion with SEC filings. Mr. Gan was awarded a Master of Accounting from the University of Southern California, Los Angeles, California, a Master of Arts from Fudan University, Shanghai, and a Bachelor of Arts from Nanchang University, Nanchang, P.R. China.

Directors are elected to hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified. Any director appointed by the Board to fill a vacancy is appointed to serve for the unexpired term of the person whose resignation created the vacancy or the remaining term of directors if the vacancy was created by the increase in the number of directors. Officers are elected by the directors annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer holds office until his or her successor has been duly elected and has qualified or until his or her death or until he or she resigns or has been removed in the manner provided in the Bylaws.

Mr. Wong, Mr. Ye, and Ms. Pei were appointed as directors on December 30, 2013, under the terms of the Binding Memorandum of Understanding (the “MOU” ) dated December 3, 2013, with Grand Agriculture Investment Limited. Mr. Ye and Ms. Pei were designated by Mr. Wong to serve as directors.

Mr. Stulp was recommended to the Board as a director by KirkAsset Asset Management, an entity controlled by David Kirkingburg, and Knox LLC, an entity managed by Philip M. Halprin, shareholders representing approximately 7,736,395 voting shares.

Mr. Sloop was appointed as a director on March 4, 2016, in anticipation of the proposed funding by his company evidenced by the Loan Agreement dated March 16, 2016. Under the terms of the Loan Agreement, the holders of the Series A preferred stock, all of which are held by Nexo WMTM Holdings, LLC (“Nexo” ), Nexo has the right to elect one director and has indicated his intention to elect himself at the next annual meeting of directors.

Under the terms of the Loan Agreement dated March 16, 2016, with Nexo, we have agreed to maintain Mr. Kurtanjek as principal executive officer, subject to appointment of another person reasonably suitable to Nexo.

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director.

Biographical information with respect to our additional director nominees who are not currently serving as directors (Howard Crosby and David Berry) is set forth below beginning on page 26 under the heading “PROPOSAL 1 - ELECTION OF DIRECTORS” .

Involvement in Certain Legal Proceedings

During the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or executive officers, and none of our executive officers or directors has been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, and any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization

CORPORATE GOVERNANCE

Overview

The following sections of this Proxy Statement provide an overview of our corporate governance structure and processes, including the independence and other criteria we use in selecting director nominees; our Board leadership structure; and certain responsibilities and activities of our Board and its committees. We also discuss how stockholders can communicate with our Board.

Criteria for Board Membership

From time to time, our Nominating Committee reviews and assesses the appropriate skills and characteristics required of Board members in the context of the current size and make-up of our Board. This assessment includes issues of diversity in numerous factors such as work experience and other knowledge relevant to our core businesses. These factors, and any other qualifications considered useful by our Board, are reviewed in the context of an assessment of the perceived needs of our Board when nominating and recommending candidates for election by the stockholders. As a result, the priorities and emphasis that our Board places on various selection criteria may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, our Board has not established any specific minimum criteria or qualifications that a nominee must possess. In addition, our Board is committed to considering candidates for our Board regardless of gender, ethnicity and national origin. We believe that these considerations and the flexibility of our nomination process have created diversity on our Board.

Leadership Structure

Mr. Kurtanjek serves as our Chief Executive Officer and Mr. Sloop serves as Chairman of our Board of Directors. The Board attempts to ensure that thorough, open and honest discussions take place at all Board and committee meetings, and that all of the directors are sufficiently informed about each matter that arises so that appropriate action may be taken.

Executive officers are responsible for the day-to-day management of risks confronting our businesses, but our Board has broad oversight responsibility for our risk management programs, including enterprise strategic risk oversight. Our Board as a whole oversees risks related to our corporate and business strategies, operations and enterprise risk management. In performing its oversight role, our Board is responsible for satisfying itself that the risk management processes designed and implemented by our management are functioning, and that necessary steps are taken to foster a culture of risk-adjusted decision-making within our organization.

Director Independence

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent. Therefore, we have adopted the independence standards of the American Stock Exchange, now known as the NYSE MKT LLC, to determine the independence of our directors and those directors serving on our committees. These standards provide that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of the company’s board of directors, free of any relationship that would interfere with the exercise of independent judgment. Our board of directors has determined that John J. May, Yee Y (Sue) Pei, Kevin Stulp, and Weigang Greg Ye meet this standard, and therefore, would be considered to be independent.

Stockholder Communications

We encourage stockholder communications to our board of directors and/or individual directors. Stockholders who wish to communicate with our board of directors or an individual director should send their communications to the care of Ronald N. Vance, Secretary, 1656 West Reunion Avenue, Suite 250, South Jordan, Utah 84095.

BOARD OVERSIGHT PROCESS AND COMMITTEES

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

Our Board held three meetings during the fiscal year ended December 31, 2015. Such meetings consisted of meetings at which a quorum of the directors was present in person or by telephone. Each of our directors then serving attended at least 75% of the meetings of the Board and the committees on which they served during the fiscal year ended December 31, 2015. In addition, our board of directors approved certain matters on 15 occasions via unanimous written consent. We do not have a formal policy with regard to board members’ attendance at annual meetings, but we encourage them to attend each stockholders’ meeting. We did not hold an Annual Meeting of Stockholders for the fiscal year ended December 31, 2014.

Our Board has established an Audit Committee, a Nominating Committee, and a Compensation Committee. The Nominating Committee was established under a charter that has been approved by our Board. Our Board has appointed members to the Audit Committee, the Nominating Committee, and the Compensation Committee that are independent as defined under the independence standards of the American Stock Exchange, now known as the NYSE MKT LLC and the independence requirements contemplated by Rule 10A-3 under the Exchange Act of 1934 (the “Exchange Act” ). While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board will be regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our Board as a whole. The current committees are described in detail below.

Audit and Compensation Committees

We have a standing audit committee composed of Weigang Greg Ye and John May. The Board has determined that Messrs. May and Ye would both qualify as audit committee financial experts. Mr. May serves as chairman of this committee.

We also have a standing compensation committee composed of the following directors: Yee Y (Sue) Pei, Kin Wong, and John May. Ms. Pei serves as chairman of this committee.

Our Board has adopted a policy to compensate non-executive directors who are members of committees of the board. These persons will receive $1,000 plus expenses for attendance in person at each committee meeting. They will receive $500 for attendance at committee meetings by conference telephone. In addition, each chairman of the committee will receive $1,000 per meeting they chair.

Nominating Committee

We have a standing nominating committee composed of Yee Y (Sue) Pei, Kevin Stulp, and John May. Mr. May is chairman of this committee. The Nominating Committee was established under a charter that has been approved by our Board on January 15, 2016.

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation awarded to, earned by, or paid to the following directors for all services rendered in all capacities to our company and its subsidiaries for the year ended December 31, 2015. This table includes any person who served as a director at any time during fiscal 2015.

	Fees Earned or
	Paid in Cash(1)	Stock Awards	Total
Name	($)	($)(2)	($)
Howard M. Crosby(3)	78,000	23,125	101,125
Wei Lu(3)	162,000	31,450	193,450
John J. May	5,000	23,125	28,125
Yee Y (Sue) Pei	2,000	23,125	25,125
Weigang Greg Ye	3,000	23,125	26,125

     (1) Non-executive directors receive $1,000 plus expenses for attendance in person at each meeting of the Board of Directors and receive $500 for attendance at such meetings by conference telephone. Also non-executive directors who are members of committees of the board receive $1,000 plus expenses for attendance in person at each committee meeting and they receive $500 for attendance at committee meetings by conference telephone. In addition, each chairman of a committee receives $1,000 per meeting they chair.

     (2) The grant date fair value of all stock awards has been calculated in accordance with applicable financial accounting standards. For fiscal 2015, the Company issued 62,500 shares of common stock to Messrs. Crosby, May and Ye, and to Ms. Pei, respectively, and 85,000 shares of common stock to Mr. Lu.

      (3) Messrs. Crosby and Lu resigned as directors in March 2016.

Management and Business Agreements

Crosby Enterprises Business Consultant Agreement

On August 1, 2005, we entered into a five-month renewable Business Consultant Agreement, as amended effective December 21, 2007, with Crosby Enterprises, Inc., an entity controlled by Howard M. Crosby, one of our directors who resigned on March 7, 2016. On February 6, 2006, we renewed this agreement from January 1, 2006 through May 31, 2006, and the agreement had been extended on a month-to-month basis until it was terminated effective December 31, 2015. Under the agreement, Crosby Enterprises had agreed to perform financial consulting and public relations services for us. The monthly compensation payable under the agreement was $6,500 per month. Upon the termination of the Business Consultant Agreement, as amended, with Crosby Enterprises, a new month-to-month Investor Relations Services Agreement dated effective January 1, 2016 with Crosby Enterprises commenced on January 1, 2016 and was terminated by mutual consent effective February 29, 2016. Under the new agreement we paid a monthly fee of $5,000 for investor relations services for North and South America and Europe. On May 14, 2015, the Board of Directors approved the grant of 62,500 fully-vested shares of Common Stock of the Company to Mr. Crosby for services performed as a director.

The W Formation Agreement

Under the terms of the W Formation Agreement, Mr. Lu and his company will provide designated management services. The terms of the agreement are retroactive to April 1, 2014, when Mr. Lu first commenced providing the services. The base amount payable under the agreement is $13,500 per month, plus reimbursable out of pocket expenses. Effective August 1, 2014, and until the month during which the Company receives regulatory approval of its EIS, $1,700 of this base amount will not be paid but will accrue, without interest, and be paid promptly, but not later than the last business day of the calendar month next following receipt of the EIS. As a signing bonus, the Company granted to Mr. Lu options to purchase up to 300,000 shares of common stock pursuant to the terms of the Plan. These options are fully vested, will expire on December 31, 2017, and are exercisable at $0.45 per share. In addition, the Company has agreed to grant Mr. Lu the following stock bonuses under the Plan: (i) 200,000 shares after the closing price of the Company’s stock has been maintained at or above the price of $1.00 per share for at least two thirds of the trading days during any 30-consecutive-trading-days’ period, (ii) 350,000 shares upon the Company signing the first definitive strategic alliance agreement and/or arrangement of project capital of not less than $10,000,000, excluding the current funding as provided in the Binding MOU, as amended; and (iii) 150,000 shares upon obtaining a listing for the Company’s stock on a senior stock exchange in Asia. Mr. Lu will also be entitled to participate in the Company’s annual management share compensation pool. The Company has agreed to provide him with the use of office space at the Company’s offices. The agreement also provides for severance payments in the event of termination upon a change of control by which he would receive a severance payment equal to the highest annual base amount, immediate vesting of any unvested options, warrants or other convertible instruments, the pro rata amount of any bonuses or share compensation pool, and the extension of the exercise period of any options, warrants or other convertible instruments for at least six months following termination. The agreement may be terminated by either party without cause upon three months’ written notice.

Effective December 21, 2015, the Compensation Committee recommended, and the Board of Directors approved, an amendment to the W Formation Agreement to be effective January 1, 2016 to reduce monthly compensation to $9,000.

On May 14, 2015, the Board of Directors approved the grant of 85,000 fully-vested shares of Common Stock of the Company to Mr. Lu for services performed as a director.

SHARE OWNERSHIP OF MANAGEMENT, DIRECTORS, NOMINEES AND 5% STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of June 13, 2016 (except as otherwise noted below) by the following individuals or groups:

•	each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;
•	each director nominee who is not currently serving as a director;
•	each of our Named Executive Officers;
•	each of our directors; and
•	all directors and executive officers as a group.

The table is based upon information supplied to us by our officers, directors, nominees and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise indicated below or in the referenced filings, and subject to applicable community property laws, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentages are based on 96,114,442 shares of common stock outstanding as of June 13, 2016, except as otherwise indicated below, and as adjusted as required by rules promulgated by the SEC. Amounts based on Schedule 13D and 13G filings are as of June 13, 2016, unless otherwise noted.

		Shares
		Beneficially Owned
	Common Stock		Series A Preferred Shares		Percent
					of Total
Beneficial Owner					Voting
(Name and Address)	Number	Percent	Number	Percent	Power(1)
5% Stockholders
Nexo WMTM Holdings, LLC 68 South Main Street 8th Floor Salt Lake City, UT 84101	25,000,100(2)	20.64%	100	100%	*
Rubicon Master Funds(3) 103 Mount St. London W1K2TJ United Kingdom	6,594,000	6.86%	-	-	6.86%

Marathon Capital Management, LLC(4) 4 North Park Drive Suite 106 Hunt Valley, MD 21030	5,270,870	5.48%	-	-	5.48%
Million Cheer Investment(5) Flat A, 22/F, Tower 1, The Hermitage, No. 1 Hoe Wnag Road Tai Kok Tsu, Kowloon Hong Kong	8,500,000(6)	8.45%	-	-	4.16%
Lee Yuc Kong RM 701, 7/F Lai Cheong Ind., Bldg. 479 Castle Peak Road Kowloon, K3 999077	9,075,000(7)	9.17%	-	-	6.50%
Knox, LLC(8) 1060 Vegas Valley Drive Las Vegas, NV 89109	5,769,231(9)	5.93%	-	-	4.80%
Kin Wong XINCHANG CNTY PARTY COMMITTEE PARTY SCHO SHILLIQUIANXI SCENIC AREA QIZING STREET XINCHANG COUNTY ZHEJIANG PROVI, F4 00000	5,078,927(10)	5.15%	-	-	2.58%
Director Nominees (Not Currently Directors)
David Berry 4200 MONTROSE BLVD., SUITE 510 HOUSTON, TX 77006	115,291(11)	*	-	-	*

Howard Crosby P O BOX 2056 WALLA WALLA WA 99362	1,131,500	1.18%	-	-	1.18%

Directors and Named Executive Officers (Excluding 5% Owners)
Michael P. Kurtanjek	3,541,600(12)	3.67%	-	-	3.37%
John J. May	770,000	*	-	-	*
Kevin D. Stulp	653,150(13)	*	-	-	*
Yee Y (Sue) Pei	462,500(14)	*	-	-	*
Weigang Greg Ye	351,500(15)	*	-	-	*
Andrew Sloop(15)	25,000,100(17)	20.64%	100	100%	*
Eric Gan	335,000(18)	*	-	-	*
Directors and Executive Officers as a Group (8 persons)	36,192,777	28.98%	100	100%	7.72%

*Less than 1%.

(1)	Percentage of total voting power represents voting power with respect to all shares of our common stock and our Series A preferred stock, as a single class. The holders of our Series A preferred stock are entitled to the number of votes per share equal to the number of shares of common stock into which the Series A shares would convert. In addition, the holders of our Series A preferred stock have the right to elect one director and the right to elect a second director if the board has seven or more directors and if the holders of the Series A preferred stock (i) obtain a legally binding water offtake agreement with a third party arising from our desalination plant for our Cerro Blanco project which is for an offtake volume and price that is mutually satisfactory to us and the holders of the Series A preferred stock and (ii) secure financing for phase one of our desalination project.

(2)	Consists of warrants to purchase 8,333,333 shares of our common stock and a promissory note convertible into 16,666,667 shares of Series A preferred stock (which are convertible into a like number of our common shares), and the 100 shares of Series A preferred stock convertible into a like number of shares of the our common stock.
(3)	Shares are held by Rubicon Master Fund, an exempted company incorporated in the Cayman Islands on 3 November 1999 under registration number 93790. The beneficial owners of Rubicon Master Fund are Rubicon Global Fund and Rubicon Global Partners LP with those entities having widely diversified beneficial owners. Rubicon Master Fund holds all voting rights with reference to its shareholding in the Company.
(4)	James Kennedy has sole voting rights to these shares for the entity.
(5)	Hui Tang Liang has sole voting rights to these shares for the entity.
(6)	Includes 4,500,000 stock purchase warrants.
(7)	Includes 2,825,000 stock purchase warrants.
(8)	Fredrick J. Mancheski has sole voting rights to these shares for the entity.
(9)	Includes 1,153,846 stock purchase warrants.
(10)	Includes 700,000 stock purchase warrants and 400,000 shares issuable pursuant to vested options. Also includes 1,500,000 shares held by Grand Agriculture Investment Limited, a Hong Kong company, of which Mr. Wong is the owner.
(11)	Includes 50,251 shares held by Berry Family Limited Partnership, of which shares Mr. Berry shares beneficial ownership and 65,040 shares held in Mr. Berry’s IRA.
(12)	Includes 300,000 stock purchase warrants and 21,350 shares deposited in a brokerage account.
(13)	Includes 40,577 stock purchase warrants.
(14)	Includes 100,000 stock purchase warrants and 200,000 shares issuable pursuant to vested options.
(15)	Includes 57,000 stock purchase warrants and 175,000 shares issuable pursuant to vested options.
(16)	Consists of shares of our Series A preferred stock beneficially owned by Mr. Sloop over which Mr. Sloop has voting control.
(17)	Consists of warrants to purchase 8,333,333 shares of our common stock and a promissory note convertible into 16,666,667 shares of Series A preferred stock (which are convertible into a like number of our common stock), and the 100 shares of Series A preferred stock convertible into a like number of shares of the our common stock.
(18)	Includes 300,000 shares issuable pursuant to vested options.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth as of the most recent fiscal year ended December 31, 2015, certain information with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance:

Number of
	securities to be	Weighted-	Number of securities
	issued upon	average exercise	remaining available for
	exercise of	price of	future issuance under
	outstanding	outstanding	equity compensation
	options,	options,	plans (excluding
	warrants and	warrants and	securities reflected in
	rights	rights	column (a) and (b))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	nil	--	640,001(1)
Equity compensation plans not approved by security holders	37,896,635(2)	$0.34	3,481,990(3)
Total	37,896,635		4,121,991

(1)	Represents outstanding options and shares available for future issuance under the 2005 Stock Option Plan.
(2)	Represents 35,362,585 warrants, options to purchase 1,375,000 shares issued under the 2010 Plan, and options to purchase 1,159,050 shares issued under the 2015 Plan.
(3)	Represents outstanding options and shares available for future issuance under the 2010 Plan and under the 2015 Stock Incentive Plan. On June 12, 2015, the Board terminated the 2010 Plan and no further awards will be granted under the 2010 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE, RELATED PERSONS TRANSACTIONS AND INDEMNIFICATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission (“SEC” ) require our directors, executive officers and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Based solely on our review of the reports filed during 2015 and questionnaires from our directors and executive officers, we determined that no director, executive officer, or beneficial owner of more than 10% of our common stock failed to file a report on a timely basis during 2015.

Review and Approval of Transactions with Related Persons

The Board has not established any formal written policy or procedures for the review and approval or ratification of related party transactions. Nevada law, under which our Company is governed, provides that any contact or transaction would not be voidable solely because it was between the company and a related party if the fact of the common directorship, office or financial interest is known to the Board after which the contact or transaction is approved or ratified in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors. Unless otherwise provided in the Articles of Incorporation or Bylaws, Nevada law permits the Board, without regard to personal interest, to establish the compensation of directors and such compensation is presumed to be fair to the Company unless proven unfair by a preponderance of the evidence. Management believes that each of the above transactions was approved in accordance with these legal standards.

Certain Relationships and Related Party Transactions

Since January 1, 2014, there has not been, and there is not currently proposed, any transaction or series of similar transactions requiring disclosure under Item 404 of Regulation S-K except as described below. We compensate our directors and officers as described above.

Sublicense Agreement with La Serena

On September 15, 2010, we entered into a non-exclusive, non-transferable, non-assignable five-year sublicense agreement with La Serena Technologies Limited, a Hong Kong company, for the sublicensing to our Chilean subsidiary, Sociedad Contractual Minera White Mountain Titanium, of titanium metal technology developed by Chinuka Limited plc and licensed to La Serena. The sublicense was terminated on September 15, 2015. During the period of the agreement, we paid the following consideration to La Serena: $1,200,000 in development costs and 3,200,000 shares of our common, none of which compensation was paid during the fiscal years ended December 31, 2015 and 2014. Michael P. Kurtanjek, an executive officer and director of our Company during the period of the sublicense agreement, and Brian Flower, also an executive officer and director of our Company during the period of the sublicense agreement served as two of the four directors of Chinuka and La Serena and owned in excess of 10% of the equity interest in each entity during the period of the sublicense agreement. Howard M. Crosby, a director of our Company during the period of the sublicense, owned less than 10% of the equity interest in each entity and did not serve as a director or officer of either entity during the period of the sublicense agreement.

Binding MOU with Grand Agriculture Investment

On December 4, 2013, we entered into a Binding Memorandum of Understanding (the “MOU” ) dated December 3, 2013, with Grand Agriculture Investment Limited (the “Investor” ), and thereafter through August 5, 2015, we engaged in funding transactions with the Investor under the terms of the MOU, as subsequently amended. The Investor is a company formed in Hong Kong and controlled by Kin Wong. Mr. Wong was a related party during the term of this transaction by virtue of his service as a director of the Company beginning December 30, 2013, and as an executive officer beginning July 2, 2014. Pursuant to the MOU, the Investor agreed to purchase 5,714,286 units for $2,000,000 (the “First Tranche Units” ) and an additional 20,000,000 units for $8,000,000 (the “Second Tranche Units” ). The closing of the sale of the first half of the First Tranche Units occurred on December 4, 2013, at which time we received $1,000,000 in proceeds, and the closing of the sale of the second half of the First Tranche Units occurred on December 13, 2013, at which time we received $1,000,000 in proceeds.

In the closing of the sale of the First Tranche Units the following purchases were made by related parties: Mr. Wong purchased 700,000 units, consisting of 700,000 shares of common stock and First Tranche Warrants to purchase an additional 700,000 shares at $0.45 per share, for total cash consideration of $245,000; Ms. Pei purchased 100,000 units, consisting of 100,000 shares of common stock and First Tranche Warrants to purchase an additional 100,000 shares at $0.45 per share, for total cash consideration of $35,000; and Mr. Ye purchased 57,000 units, consisting of 57,000 shares of common stock and First Tranche Warrants to purchase an additional 57,000 shares at $0.45 per share, for total cash consideration of $19,950.

On August 5, 2015, the closing of the Second Tranche Units was completed. Under the terms of the MOU, as amended, upon completion of the closing of the sales of the Second Tranche Units, we issued to the Investor at no additional cost warrants to purchase up to 6,000,000 shares of Common Stock at $0.50 per share exercisable immediately upon issuance and through December 31, 2017.

Warrants Adjustment and Extension

Effective December 29, 2015, our Board of Directors extended and reduced the exercise prices of outstanding warrants issued by us in prior nonpublic offerings. Warrants to purchase 5,048,300 shares of common stock at $0.65 per share which were scheduled to expire on December 31, 2015, were extended to April 30, 2016, and the exercise price was reduced to $0.30 per share. Warrants to purchase 5,714,285 shares of common stock at $0.45 per share which were scheduled to expire on December 31, 2016, were extended to December 31, 2017, and the exercise price was reduced to $0.30 per share. Warrants to purchase 24,000,000 shares of common stock at $0.55 per share which were scheduled to expire on December 31, 2017, were extended to December 31, 2018, and the exercise price was reduced to $0.35 per share. The warrants to be extended include warrants acquired or received by members of management of the Company in prior offerings. The following table sets forth the outstanding warrants held by the designated related parties which were extended in the above-referenced action by the Board:

Name	Office	No. of Warrants	Original Exercise Price	Reduced Exercise Price	Original Expiration Date	Extended Expiration Date
Kin Wong	Chairman & CEO	700,000	$0.45	$0.30	12/31/16	12/31/17
Kin Wong	Chairman & CEO	1,500,000	$0.55	$0.35	12/31/17	12/31/18
Yee Y (Sue) Pei	Director	100,000	$0.45	$0.30	12/31/16	12/31/17
Weigang Greg Ye	Director	57,000	$0.45	$0.30	12/31/16	12/31/17
Wei Lu	Director	142,714	$0.45	$0.30	12/31/16	12/31/17

Nexo WMTM Holdings Loan Transaction

On March 16, 2016, we completed a debt funding with Nexo WMTM Holdings, LLC (“Nexo” ), an entity of which Andrew Sloop is the managing partner and beneficial owner. Mr. Sloop has served as one of our directors since March 4, 2016. Under the terms of the Loan Agreement dated and entered into on March 16, 2016 (the “Loan Agreement” ), we borrowed $2,000,000 from Nexo (the “Loan” ) which was evidenced by a 7% Senior Convertible Promissory Note (the “Note” ). The Note is convertible into shares of our Series A preferred stock (the “Series A Preferred Stock” ), and the transaction includes demand and piggyback registration rights under the terms of the Registration Rights Agreement entered into on March 16, 2016, with Nexo to register the resale of the common shares issuable upon conversion of the Series A Preferred Stock. Under the terms of the Loan Agreement, we also issued three-year warrants to purchase up to 8,333,333 common shares of the Company at $0.30 per share. Finally, under the terms of the Loan Agreement, we entered into an Assignment of Development Rights with Nexo Water Ventures, LLC, an affiliate of Nexo, relating to the proposed desalination plant to be constructed in connection with our Cerro Blanco mining project in Chile.

The Loan Agreement contains designations for the use of the proceeds from the Loan which pertain primarily to the operations of our Chilean subsidiary, Sociedad Contractual Minera White Mountain Titanium on the Cerro Blanco project and limited corporate overhead costs. The Loan Agreement also provides for the appointment of Mr. Sloop as non-executive Chairman of the Board, which occurred on April 4, 2016. The Board also agreed to remove from the bylaws any provision permitting the Chairman to cast the deciding vote in the event of a tie. The Loan Agreement also provides that the Company’s Chilean subsidiary, Sociedad Contractual Minera White Mountain Titanium, will add Nexo as a director and obtain approval of Nexo prior to executing any material contract, which terms the Company has agreed to implement.

Indemnification

We are required to indemnify our officers and directors to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This indemnification is required under our Articles of Incorporation and our Bylaws.

EXECUTIVE COMPENSATION

Executive Compensation Summary

The following table sets forth information concerning the annual compensation awarded to, earned by, or paid to the following named executive officers for all services rendered in all capacities to our company and its subsidiaries for the years ended December 31, 2015 and 2014.

SUMMARY COMPENSATION TABLE

Name and Principal		Salary(1)	Awards(2)	Awards(2)	Compensation(3)	Total
Position	Year	($)	($)	($)	($)	($)
Kin Wong(4)	2015	162,000	31,450	-0-	-0-	193,450
CEO	2014	81,000	8,995	60,982	-0-	150,977
Michael P. Kurtanjek(4)	2015	240,000	23,403	-0-	27,363	290,766
CEO, President & COO	2014	240,000	42,000	188,294	27,363	497,657
Eric Gan	2015	150,000	12,950	30,371	-0-	193,321
CFO	2014(5)	62,500	-0-	-0-	-0-	62,500

(1)	Amounts shown represent base salary earned or paid during the fiscal year pursuant to management service agreements described below.
(2)	The grant date fair value of all stock and option awards has been calculated in accordance with applicable financial accounting standards. For fiscal 2015, we issued 85,000 and 63,250 shares of common stock to Mr. Wong and Mr. Kurtanjek respectively. For fiscal 2015, we granted 300,000 stock options and issued 35,000 shares of common stock to Mr. Gan. For fiscal 2014, we issued 100,000 shares of common stock to Mr. Kurtanjek. For fiscal 2014, we have granted 400,000 stock options to Mr. Wong. We amended warrants granted to Mr. Kurtanjek from 1,000,000 warrants to 300,000 warrants and committed to issuing 300,000 and 200,000 bonus shares to Kin Wong based on meeting certain performance and service conditions. These options/warrants are fully vested immediately after the grant date.

(3)	The other compensation for Mr. Kurtanjek represents the cost to us to maintain an apartment for him in Chile.
(4)	Mr. Wong served as CEO from July 2014 to February 2016, after which Mr. Kurtanjek has served as CEO. Mr. Kurtanjek also served as CEO during 2014 through July 2014.
(5)	Mr. Gan commenced his service with the Company on August 1, 2014.

Executive Employment Agreements

Kurtanjek Management Services Agreement

On February 6, 2006, we entered into a one-year renewable Management Services Agreement effective February 1, 2006, with Mr. Kurtanjek for services as President and COO of our company and for providing management of the planning, implementation, and reporting on exploration, feasibility, and project development activities carried out on the Cerro Blanco property. This agreement was amended on August 31, 2007, December 21, 2007, January 1, 2010, and effective May 1, 2011. On June 2, 2011, the Compensation Committee recommended and the Board approved an increase in Mr. Kurtanjek’s monthly salary to $20,000 effective May 1, 2011; for 2010 and the first four months of fiscal 2011, his monthly salary was $15,410.

The term of the amended agreement expires on December 31, 2015, and will be automatically extended for additional one-year terms unless it is terminated by us six months prior to December 31, 2015, or six months prior to any extended period. The agreement may also be terminated by either party without cause upon six months’ written notice. Mr. Kurtanjek will also be entitled to participate in our annual management share compensation pool and will receive not less than 25% per year from such pool. The amended agreement also provides for severance payments in the event of termination upon a change of control by which he would receive a severance payment equal to three times the highest annual base salary, immediate vesting of any unvested options, warrants or other convertible instruments, the pro rata amount of any bonuses or share compensation pool, and the extension of the exercise period of any options, warrants or other convertible instruments for at least six months following termination. Mr. Kurtanjek devotes essentially all of his time to the business of our company. Mr. Kurtanjek is also eligible to receive stock bonuses upon achieving the following milestones: 300,000 shares upon the signing of the first definitive strategic alliance agreement and/or arrangement of project capital; 200,000 shares upon listing of the common stock on a senior exchange; and 200,000 shares upon completion of a final feasibility study.

On September 29, 2014, the Compensation Committee recommended and the Board approved an amendment to the existing Management Services Agreement with Michael P. Kurtanjek pursuant to which changes were made to the compensation payable to Mr. Kurtanjek which are summarized as follows:

•

Commencing retroactive to August 1, 2014, and until the month during which the Company receives regulatory approval of the EIS, Mr. Kurtanjek will not receive $5,000 of his $20,000 monthly salary. The unpaid portion will accrue, without interest, and be paid promptly, but not later than the last business day of the calendar month next following receipt of the EIS.

•

On or about February 7, 2010, the Company granted to Mr. Kurtanjek a five-year incentive warrant to purchase up to 1,000,000 shares of common stock of the Company at $1.50 per share. The warrant was amended as follows: (i) the expiration date of the warrant was extended to December 31, 2017; (ii) the number of warrants was reduced to 300,000; and (iii) the exercise price of the warrants was reduced to $0.65.

•	Mr. Kurtanjek retains his right to participate in the Company’s annual share compensation pool, but the right to at least 25% of the pool has been eliminated.

On June 26, 2015, we provided notice to Mr. Kurtanjek that the management services agreement, as amended and which expired on December 31, 2015, would not be extended as permitted under the agreement. Pursuant to the notice, the agreement expired on December 31, 2015. Contemporaneous with the expiration of his management services agreement, as amended, Mr. Kurtanjek’s positions as President and COO terminated.

The Compensation Committee recommended, and the Board of Directors approved a three-month Management Services Agreement with Mr. Kurtanjek which commenced on January 1, 2016. Under the three month Management Services Agreement, Mr. Kurtanjek provided services for our operations in Chile. The monthly fee payable to Mr. Kurtanjek by the Company was $10,000. This agreement expired on March 31, 2016. No compensation arrangements have been made in regard to Mr. Kurtanjek’s services as Chief Executive Officer beyond March 31, 2016.

On May 14, 2015, the Board of Directors approved the grant of 63,250 fully-vested shares of Common Stock of the Company to Mr. Kurtanjek for services performed as a director.

The Rich Top Agreement

Under the terms of the Rich Top Agreement, Mr. Wong agreed to serve as our Chairman and CEO and his company will provide designated management services. The terms of the agreement are retroactive to July 1, 2014, when Mr. Wong first began providing the services. The base amount payable under the agreement is $13,500 per month, plus reimbursable out of pocket expenses. Effective August 1, 2014, and until the month during which we receive regulatory approval of our EIS, $1,700 of this base amount will not be paid but will accrue, without interest, and be paid promptly, but not later than the last business day of the calendar month next following receipt of the EIS. As a signing bonus, we granted to Mr. Wong options to purchase up to 400,000 shares of common stock pursuant to the terms of the 2010 Plan. These options are fully vested, will expire on December 31, 2017, and are exercisable at $0.45 per share. In addition, we have agreed to grant Mr. Wong the following stock bonuses under the 2010 Plan: (i) 300,000 shares after the closing price of our stock has been maintained at or above the price of $1.00 per share for at least two thirds of the trading days during any 30-consecutive-trading-days’ period, (ii) 500,000 shares upon the Company signing the first definitive strategic alliance agreement and/or arrangement of project capital of not less than $10,000,000, excluding the current funding as provided in the MOU, as amended; and (iii) 200,000 shares upon obtaining a listing for our stock on a senior stock exchange in Asia. Mr. Wong will also be entitled to participate in our annual management share compensation pool. We have agreed to provide him with the use of office space at our offices. The agreement also provides for severance payments in the event of termination upon a change of control by which he would receive a severance payment equal to the highest annual base amount, immediate vesting of any unvested options, warrants or other convertible instruments, the pro rata amount of any bonuses or share compensation pool, and the extension of the exercise period of any options, warrants or other convertible instruments for at least six months following termination. The agreement may be terminated by either party without cause upon three months’ written notice.

Effective January 1, 2016, the Compensation Committee recommended, and the Board of Directors approved, an amendments to the Rich Top Agreement pursuant to which Rich Top Management Services Limited will receive a monthly fee of $10,500, rather than $13,500 under the existing agreement. All other terms of the existing agreement remain unchanged. Mr. Wong ceased providing services under this agreement as of February 29, 2016, and the Company is negotiating the termination of this agreement and payments due under the agreement.

On September 29, 2014, the Board of Directors approved the grant of 400,000 fully-vested options to Mr. Wong. The options are exercisable at $0.45 and expire December 31, 2017.

On May 14, 2015, the Board of Directors approved the grant of 85,000 fully-vested shares of Common Stock of the Company to Mr. Wong for services performed as a director.

CFO Management Services Agreement

On July 30, 2014, the Board of Directors of appointed Eric Gan to the office of Chief Financial Officer effective August 15, 2014. In connection with his appointment, Mr. Gan entered into a letter agreement with the Company pursuant to which the Company has agreed to pay him a monthly salary of $11,000 until the Company achieves certain milestones, at which time the monthly salary would increase to $12,500.

On January 27, 2015, the Compensation Committee recommended and the Board of Directors approved a Management Services Agreement with JPES Inc., a company owned and controlled by Mr. Gan (the “CFO Management Services Agreement” ). The CFO Management Services Agreement was executed by the Company and Mr. Gan on January 27, 2015, and was effective retroactive to November 1, 2015. This agreement superseded the prior letter agreement dated August 1, 2014, between the Company and Mr. Gan.

Under the terms of the CFO Management Services Agreement, Mr. Gan has agreed to continue to serve as Chief Financial Officer of the Company and his company will provide designated financial management services. The base amount payable under the agreement is $12,500 per month, plus reimbursable out of pocket expenses. Until the month during which the Company receives regulatory approval of its Environmental Impact Statement (“EIS” ), $1,500 of this base amount will not be paid but will accrue, without interest, and be paid promptly, but not later than the last business day of the calendar month next following receipt of the EIS. As a signing bonus, the Company granted to Mr. Gan options to purchase up to 300,000 shares of common stock pursuant to the terms of the 2010 Plan. These options are fully vested, will expire on December 31, 2017, and are exercisable at $0.45 per share. In addition, the Company has agreed to grant Mr. Gan the following stock bonuses under the Plan: (i) 200,000 shares upon the Company signing the first definitive strategic alliance agreement and/or arrangement of project capital, and (ii) 200,000 shares upon obtaining a listing for the Company’s stock on a senior stock exchange. Mr. Gan will also be entitled to participate in the Company’s annual management share compensation pool. The Company has agreed to provide him with the use of office space at the Company’s offices. The agreement also provides for severance payments in the event of termination upon a change of control by which he would receive a severance payment equal to the highest annual base amount, immediate vesting of any unvested options, warrants or other convertible instruments, the pro rata amount of any bonuses or share compensation pool, and the extension of the exercise period of any options, warrants or other convertible instruments for at least six months following termination. The agreement may be terminated by either party without cause upon three months’ written notice.

Effective January 1, 2016, the Compensation Committee recommended, and the Board of Directors approved an amendment to the CFO Management Services Agreement Mr. Gan’s company, JPES Inc., will receive a monthly fee of $11,250 rather than $12,500.

On May 14, 2015, the Board of Directors approved the grant of 35,000 fully-vested shares of Common Stock of the Company to Mr. Gan for services performed as CFO.

Outstanding Equity Awards at the Fiscal Year End

Equity Awards

The following table provides information on stock and option awards held by the named executive officers as of December 31, 2015:

		Option Awards
		Number of
		Securities
		Underlying
		Unexercised
		Options	Option
		(#)	Exercise Price	Option Expiration
Name	Grant Date	Exercisable	($)	Date
Kin Wong	10/2/14	400,000	0.45	12/31/2017

Eric Gan	1/27/15	300,000	0.45	12/31/17

		Stock Awards
		Number		Market
		of Shares		Value of
		or Units		Shares of
		of Stock		Units of
		that Have		Stock that
		Not Vested		Have Not Vested
Name	Grant Date	(#)		($)
Michael Kurtanjek	12/21/07	200,000	(1)	32,000
	12/21/07	200,000	(2)	32,000
	7/18/11	300,000	(3)	48,000
Kin Wong	7/1/14	500,000	(4)	80,000
	7/1/14	200,000	(5)	32,000
	7/1/14	300,000	(6)	48,000
Eric Gan	11/1/14	200,000	(3)	32,000
	11/1/14	200,000	(2)	32,000

(1)	Will vest upon reaching final feasibility.
(2)	Will vest upon listing with senior exchange.
(3)	Will vest upon signing of first definitive strategic alliance agreement and/or arrangement of project capital.
(4)	Will vest upon signing of first definitive strategic alliance agreement and/or arrangement of project capital of project capital of not less than $10,000,000 excluding funding as provided in binding MOU.
(5)	Will vest upon listing with senior exchange in Asia.
(6)	Will vest upon reaching stock price greater than $1.00 for at least two thirds of the time during any 30 consecutive day period.

Stock Option Plan

Our Board of Directors adopted a Stock Option Plan (the “Plan” ) on August 30, 2005. Our shareholders approved the Plan on November 10, 2006. The purpose of the Plan is to provide eligible persons an opportunity to acquire a proprietary interest in our company and to participate in the profitability of the Company.

There are 3,140,000 shares of common stock authorized for stock options under the Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. In addition, aggregate grants to a single person are limited to 5% of the total number of issued and outstanding shares and the aggregate number authorized for grants to insiders is limited to 20% of the issued and outstanding shares. Grants to consultants are limited to 2% of the issued and outstanding shares.

The Plan is administered by our Board of Directors. Participants in the Plan are to be selected by our Board of Directors. The persons eligible to participate in the plan are as follows: (a) directors of our company and its subsidiaries; (b) officers of our company and its subsidiaries; (c) employees of our company and any of its subsidiaries; and (d) those engaged by us to provide ongoing management or consulting services, or investor relations activities for us or any entity controlled by us.

The purchase price under each option is established by the Board of Directors at the time of the grant and may not be discounted below the maximum discount permitted under the policy of the Toronto Exchange.

The Board of Directors will fix the terms of each option, but no option can be granted for a term in excess of five years. The Board of Directors will not impose a vesting schedule upon any options granted which provides for exercise of an option for less than 25% of the shares subject to the option upon approval of listing of our stock on the Toronto Exchange and 12.5% every quarter thereafter.

During the lifetime of the person to whom an option has been granted, only that person has the right to exercise the option and that person cannot assign or transfer any right to the option.

In the event of the death of the option holder, the options will immediately vest and may be exercised for up to one year from the date of death. If the option holder’s relationship with us is terminated for cause, the unexercised options will immediately terminate. If the option holder retires, voluntarily resigns, or is terminated for other than cause, the options will be exercisable for 90 days thereafter or for 30 days if the person was engaged in investor relations.

In the event of the corporate take-over, reorganization or change of control, the options will vest and the holder may exercise the options or, in the event of a corporate reorganization, receive the kind and amount of shares or other securities or property that he would have been entitled to receive if he had been a holder of shares of our company at the time of the reorganization, or, if appropriate, as otherwise determined by the Board of Directors.

2010 Stock Option/Stock Issuance Plan

The options held by the named executive officers at year-end were granted pursuant to our Stock Option/Stock Issuance Plan adopted on June 29, 2010. The purpose of the plan is to provide eligible persons, including our officers and directors, an opportunity to acquire a proprietary interest in our company and as an incentive to remain in our service.

There are 8,590,450 shares of our common stock authorized for non-statutory and incentive stock options and stock grants under the plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations. The number of shares of our common stock available for issuance under the plan will automatically increase by an amount such that on the first trading day of January each calendar year during the term of the plan, beginning with calendar year 2011, the number of shares of our common stock reserved and available for issuance under the plan will represent 10% of the total number of shares of our common stock outstanding on the last trading day in December of the immediately preceding calendar year.

The plan is administered initially by the Board of Directors. The persons eligible to participate in the plan include: (a) our employees and employees of our subsidiaries; (b) non-employee members of our Board or non-employee members of the board of directors of any of our subsidiaries; (c) our officers or officers of any subsidiary; and (d) consultants and other independent advisors who provide services to us or any of our subsidiaries.

The plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until ten years after the adoption of the plan by the Board of Directors, whichever is earlier. The plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

With the approval of the 2015 Plan, the Board terminated the 2010 Plan and no further awards will be granted under the 2010 Plan.

2015 Equity Incentive Plan

Effective June 12, 2015 the Board of Directors approved the 2015 Plan. Awards may be made under the 2015 Plan for up to 4,641,040 shares of common stock of the Company and, beginning with calendar year 2016, the number of shares of Common Stock reserved and available for issuance under the 2015 Plan will represent 10% of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year less 3,949,500 shares, the effect of which will be that the number of shares authorized under the 2015 Plan will remain consistent with the shares authorized under the 2010 Plan. All of our employees, officers and directors, as well as consultants and advisors are eligible to be granted awards under the 2015 Plan. No awards can be granted under the 2015 Plan after the expiration of 10 years from the effective date of the 2015 Plan, but awards previously granted may extend beyond that date. Awards may consist of both incentive and non-statutory options, restricted stock units, stock appreciation rights, and restricted stock awards.

With the approval of the 2015 Plan, the Board terminated the 2010 Plan and no further awards will be granted under the 2010 Plan.

Management Compensation Pool

The Board of Directors has approved an employee benefit plan for officers, directors, and employees to increase stockholder value and the success of the company by motivating members of management to provide services to the company and perform to the best of their abilities, to achieve the company’s objectives, and to allow us to minimize the cash component of compensation while at the same time providing a sufficiently attractive overall compensation plan with which to attract and retain management. The plan will be open to directors, officers or employees of or consultants to our company or an affiliate of the company. The pool will consist of up to 1% of the outstanding shares at the end of each year. Participants in the pool will be determined by our Chairman subject to approval by the Compensation Committee, and grants will be made under our 2015 Plan.

PROPOSAL No. 1

ELECTION OF DIRECTORS

(Item No. 1 on the Proxy Card)

Our Board currently consists of seven members but will contract to five members after the elections at the Annual Meeting. Holders of our common stock will be permitted to elect four of the five directors and the holder of our Series A preferred stock will be permitted to elect one of the five directors. Of our existing directors, Messrs. Sloop, Kurtanjek, Stulp, May, and Ye have been nominated as directors to stand for election at the Annual Meeting. In addition, Howard Crosby and David Berry have been nominated by the Board to stand for election as directors at the Annual Meeting. The holder of the Series A preferred shares has notified us that it will elect Mr. Sloop as the Series A Director. At each annual meeting of stockholders, our director nominees will be elected for a one year term until the next annual meeting of stockholders. Each person elected as a director will continue in office until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or retirement.

Under the terms of our Certificate of Designations for our Series A Preferred Stock, and as permitted under our bylaws, the holders of the Series A stock, voting as a separate class, have the right to elect one director. Nexo WMTM Holdings, LLC (“Nexo” ) is the sole holder of outstanding shares of Series A Preferred Stock authorized to vote at the Annual Meeting. Andrew Sloop, our Chairman and managing partner of Nexo, has the right to vote these shares of Series A Preferred Stock and has indicated his intention to elect himself at the Annual Meeting. Mr. Sloop has also stated his intention to attend the Annual Meeting and vote the shares of Nexo in person.

Thus, holders of our common stock entitled to vote at the Annual Meeting will have the right to elect four directors and the fifth director will be elected by Nexo.

Except as set forth above, there is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer. There are also no arrangements, agreements or understandings between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

There are no agreements or understandings for any officer or director to resign at the request of another person, and none of the officers or directors is acting on behalf of, or will act at the direction of, any other person. There are no other familial or related party relationships or transactions involving our officers and directors.

All of the nominees have consented to serve as directors. Our Board has no reason to believe that any of the nominees will be unable to act as a director. However, should a nominee become unable to serve or should a vacancy on our Board occur before the Annual Meeting, our Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, your shares will be voted for the election of the substitute nominee designated by our Board. In the vote on the election of the director nominees, stockholders may vote FOR nominees or WITHHOLD votes from nominees.

The persons appointed by our Board of Directors as proxies intend to vote “FOR” the election of the nominees as you indicate on the proxy or voting instruction card.

Directors are elected by a “plurality” of the shares voted. Plurality means that the nominee with the largest number of votes is elected, up to the maximum number of directors to be chosen (in this case, four Common Stock Directors and one Preferred Stock Director). Stockholders can either vote “for” the nominee or withhold authority to vote for the nominee. However, shares that are withheld will have no effect on the outcome of the election of directors. Broker non-votes also will have no effect on the outcome of the election of the directors.

Nominees for Director

The following sets forth the names and ages of the two additional nominees for election to our Board of Directors who do not currently serve on our existing Board of Directors.

Name	Age
David Berry	66
Howard Crosby	63

The following pages contain biographical and other information about the additional nominees who do not currently serve on our existing Board of Directors. Following each nominee’s biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led our Compensation Committee to determine that each nominee should serve as a director.

Howard Crosby. Mr. Crosby served as a director of the Company from 2004 until 2015. Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory consulting firm. From 1994 to June of 2006 he served as president and director of Cadence Resources Corporation, a publicly traded oil and gas company. He served as an officer and director of Independence Resources PLC from March of 2010 until October of 2013. He currently serves as President and Director of Shoshone Silver/Gold Mines, Inc., and as Chief Executive Officer and director of Desert Hawk Gold Corp., each a reporting company. Mr. Crosby is also a director or advisor to a number of privately held companies. He received a bachelor’s degree from the University of Idaho in 1975. The Board believes Mr. Crosby’s familiarity with the Company and his extensive mining experience qualifies him as a director.

David Berry. From November 2002 until the present, Mr. Berry has served as the Manager of Kaizen Management, LP and has 35 years of experience in founding, operating, and investing in private and public Oil & Gas Exploration companies. Prior to creating Kaizen he was the founder and Executive Chairman of Esenjay Exploration, Inc., a publically traded company, which was sold in 2002. Mr. Berry formed Kaizen Management, L.P. and Select Contrarian Value Partners, L.P. in February 2003 per the request of future investors and became SCVP’s first investor. The Board believes Mr. Berry’s extensive experience in the commodities sector qualifies him as a director.

For biographical information for Messrs. Sloop, Kurtanjek, Stulp, May, and Ye please see “DIRECTORS AND EXECUTIVE OFFICERS” found on page 7.

PROPOSAL No. 2

RATIFICATION OF THE SELECTION OF SMYTHE LLP TO SERVE AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2016

(Item No. 2 on the Proxy Card)

The Audit Committee of our Board selected Smythe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Our Board is asking stockholders to ratify the selection of Smythe LLP as our independent registered public accounting firm for fiscal year 2016. Although the charter of the Audit Committee requires the Audit Committee to recommend and supervise our independent accountants, our Board considers the selection of our independent registered public accounting firm to be an important matter of stockholder concern and is submitting the selection of Smythe LLP for ratification by stockholders as a matter of good corporate practice.

If the stockholders do not ratify the selection of Smythe LLP as our independent accountants, the Audit Committee will reconsider whether to retain Smythe LLP. Even if the selection of Smythe LLP is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Our Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent auditors.

Representatives of Smythe LLP are NOT expected to attend the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF SMYTHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” RATIFICATION UNLESS A CONTRARY VOTE IS SPECIFIED.

Fees Paid

Smythe LLP, Chartered Accountants, served as our accounting firm for the two years ended December 31, 2015 and 2014. Pannel Kerr Foster, P.C. served as our tax accountant. The following fees were paid to our independent registered public accounting firm for services rendered during our last two fiscal years:

Audit Fees

The aggregate fees billed for professional services rendered by our principal accountant for the audit of our annual financial statements, review of financial statements included in the quarterly reports and other fees that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal year ended December 31, 2015 were $58,060 (2014- $63,245).

Audit-Related Fees

There were no fees billed for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of the financial statements, other than those previously reported above, for the fiscal years ended December 31, 2015 and 2014.

Tax Fees

Kerr Foster, P.C. served as our tax accountant for the two years ended December 31, 2015 and 2014. We paid $17,505 to our tax accountant and $1,514 to our auditors for tax related work in 2015 (2014: $25,512).

All Other Fees

There were no other fees billed for products or services provided by the principal accountant, other than those previously reported above, for the fiscal years ended December 31, 2015 and 2014.

Audit Committee

Our Audit Committee has considered whether the non-audit services provided by our auditors to us are compatible with maintaining the independence of our auditors and concluded that the independence of our auditors is not compromised by the provision of such services. Our Audit Committee pre-approves all auditing services and permitted non-audit services, including the fees and terms of those services, to be performed for us by our independent auditor prior to engagement.

PROPOSAL No. 3

APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION

(Item No. 3 on the Proxy Card)

As required by Section 14A of the Securities Exchange Act of 1934, we are providing shareholders with an advisory (non-binding) vote on the compensation of our Named Executive Officers (sometimes referred to as “say on pay” ). Accordingly, you may vote on the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the accompanying compensation tables, and the related narrative discussion, in the Company’s 2016 Annual Meeting Proxy Statement.

This is an advisory vote, and is not binding on the Company. The Compensation Committee, which is comprised of independent directors, expects to take into account the outcome of this vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. Shareholders are encouraged to read our disclosure pursuant to Item 402, including the accompanying compensation tables, and the related narrative disclosure, in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION. PROXIES GIVEN WITHOUT INSTRUCTIONS WILL BE VOTED FOR APPROVAL OF THIS RESOLUTION.

PROPOSAL No. 4

ADVISORY VOTE ON WHETHER AN ADVISORY VOTE ON EXECUTIVE COMPENSATION SHOULD BE HELD EVERY ONE, TWO OR THREE YEARS

(Item No. 4 on the Proxy Card)

As required by Section 14A of the Exchange Act, in addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, the Company this year is providing shareholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years.

The Board believes that a frequency of “every three years” for the advisory vote on executive compensation is the most appropriate choice for conducting and responding to a “say on pay” vote for the Company. Shareholders who have concerns about executive compensation during the interval between “say on pay” votes are welcome to bring their specific concerns to the attention of the Board. Please refer to “Stockholder Communications” in this proxy statement for information about communicating with the Board.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the Board’s recommendation.

Shareholders are being asked to vote on the following resolution:

RESOLVED, that the shareholders of the Company determine, on an advisory basis, that the frequency with which the shareholders of the Company shall have an advisory vote on the compensation of the Company’s Named Executive Officers set forth in the Company’s proxy statement is:

Choice 1 - every year;
Choice 2 - every two years;
Choice 3 - every three years; or
Choice 4 - abstain from voting.

Although this advisory vote on the frequency of the “say on pay” vote is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR “CHOICE 3 - EVERY THREE YEARS” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION, AND PROXIES GIVEN WITHOUT INSTRUCTIONS WILL BE SO VOTED.

STOCKHOLDER PROPOSALS

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting Proxy Statement must submit their proposals so that they are received at our principal executive offices no later than the close of business on December 15, 2016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

To be in proper form, a stockholder’s proposal or nomination must comply with SEC Rule 14a-8. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about compliance with SEC and other requirements. We will not consider any proposal or nomination that does not meet the requirements of SEC Rule 14a-8 for submitting a proposal or nomination.

Notices of intention to present proposals at the 2017 Annual Meeting must be addressed to our Corporate Secretary at the address at 1656 West Reunion Avenue, Suite 250, South Jordan, Utah 84095. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with SEC and other applicable requirements.

ANNUAL REPORT TO STOCKHOLDERS

Our 2015 Annual Report on Form 10-K is available electronically and accompanies this Proxy Statement to our stockholders. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not to be considered to be a part of our proxy solicitation materials.

Upon request, we will provide, without charge to each stockholder of record as of the record date specified on the first page of this Proxy Statement, a copy of our Annual Report on Form 10-K as filed with the SEC. Any exhibits listed in the Annual Report on Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at 1656 West Reunion Avenue, Suite 250, South Jordan, Utah 84095.

OTHER MATTERS

Our Board knows of no matters, other than the proposals presented above, to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card enclosed with this Proxy Statement to vote the shares they represent as our Board may recommend.

REVOCABLE PROXY

WHITE MOUNTAIN TITANIUM CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy revokes all prior proxies with respect to the Annual Meeting. Receipt of the Notice of Annual Meeting and the Proxy Statement relating to the Annual Meeting is hereby acknowledged.

The undersigned hereby appoints Michael P. Kurtanjek and Andrew Sloop (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote all of the shares of Common Stock of White Mountain Titanium Corporation, a Nevada corporation (the “Company”), that the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders of the Company to be held on July 8, 2016, and any adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on this proxy and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment thereof. Each of the proposed items below are described in the Proxy Statement that accompanies this revocable proxy, and the descriptions herein are qualified in their entirety by the information set forth in the Proxy Statement.

Proposals

1.	Election of Directors (Please select only four1)		For	Against	Abstain
	01	David Berry
	02	Howard M. Crosby
	03	Michael P. Kurtanjek
	04	John J. May
	05	Andrew Sloop
	06	Kevin Stulp
	07	Weigang Greg Ye

2.	Ratification of the appointment of Smythe LLP as the Company’s independent Registered accounting firm for the fiscal year Ending December 31, 2016

3.	Approval, on advisory basis, of executive compensation to named executive officers

			One Year	Two Years	Three Years	Abstain

4.	Approval, on advisory basis, whether an advisory vote on executive compensation should be held every one, two or three years

The Board of Directors recommends a vote FOR Proposal Nos. 2 and 3 and “Three Years” on Proposal No. 4.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned, but no direction is made, this proxy will be voted by the Proxies FOR Proposal Nos. 2 and 3, “Three Years” for Proposal No. 4, and will be counted for purposes of obtaining a quorum.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

_________________________________
1 Five directors are to be elected at the Annual Meeting, one of whom is to be elected by the Series A preferred shareholder.

Please be sure to sign and date this proxy in the spaces below:

	Date:	, 2016
Stockholder sign above

	Date:	, 2016
Stockholder sign above

Sign above and date, then mail in envelope provided to:
INTERWEST TRANSFER CO., INC.
1981 MURRAY HOLLADAY ROAD, SUITE 100
SALT LAKE CITY, UT 84117

The Revocable Proxy can also be emailed or faxed to:
Julie@interwesttc.com
(801) 277-3147

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

New Address: